Exhibit 99

Media Contacts:

James Fisher, 703-433-8677

james.w.fisher@sprint.com

Mark Bonavia, 913-794-1088

mark.bonavia@sprint.com

Investor Relations Contact:

Kurt Fawkes, 800-259-3755

investor.relations@sprint.com

SPRINT NEXTEL ANNOUNCES DETAILS FOR COMPLETION OF EMBARQ CORPORATION SPIN-OFF AND EXPECTED DISTRIBUTION DATE OF MAY 17, 2006

RESTON, Va. – April 28, 2006 – Sprint Nextel Corp. (NYSE: S) announced today that it plans to complete the spin-off of its local communications business on May 17, 2006. The new company will be called Embarq Corporation, and it is expected to be listed on the New York Stock Exchange under the ticker symbol “EQ.”

Sprint Nextel will distribute pro rata to its stockholders all of the shares of Embarq common stock by means of a stock dividend on May 17, 2006. The stock dividend of one share of Embarq common stock for every 20 shares of Sprint Nextel voting and non-voting common stock will be paid pro rata to holders of Sprint Nextel who hold their shares at the close of business on May 8, 2006, which is the record date for the distribution. No fractional shares of Embarq common stock will be distributed. Instead of fractional shares, Sprint Nextel stockholders will receive cash. Following the distribution, Sprint Nextel will not own any shares of Embarq, and Embarq will be an independent company. Payment of the stock dividend is subject to final clearance from the Securities and Exchange Commission and the New York Stock Exchange, and other conditions described in the information statement included as an exhibit to the registration statement on Form 10, as amended, filed by Embarq with the Securities and Exchange Commission and available at the Commission’s website at http://www.sec.gov.

Any stockholder of Sprint Nextel common stock as of the record date who sells shares of Sprint Nextel common stock on or before the distribution date May 17, 2006 may also be foregoing their entitlement to receive the dividend of shares of Embarq common stock. Holders of Sprint Nextel common stock are encouraged to consult with their financial advisors regarding the specific impact of selling Sprint Nextel common stock after the record date and on or before the distribution date on their right to receive the stock dividend.

No action is required by holders of Sprint Nextel stock to receive their shares of Embarq common stock in the distribution, and Sprint Nextel stockholders will not be required to surrender any Sprint Nextel shares or pay anything in order to receive the dividend. Sprint Nextel stockholders who are entitled to receive the stock dividend will receive a book-entry account statement reflecting their ownership of shares of Embarq common stock or their brokerage account will be credited for the shares. Embarq will not issue physical stock certificates, even if requested.

Sprint Nextel has received a ruling from the Internal Revenue Service that, based on certain facts, assumptions, representations and undertakings set forth in the ruling, for U.S. federal income tax purposes, the distribution of Embarq common stock will not be taxable to Sprint Nextel and its U.S. holders of Sprint Nextel common stock, except in respect of cash received in lieu of fractional share interests, which generally will be taxable.

Sprint Nextel will mail an information statement to all stockholders entitled to receive the dividend of Embarq common stock on or about May 11, 2006. The information statement will describe the new company, the various risks involved, including the risks of holding Embarq common stock, and other details of the transaction, including additional details regarding the distribution. The information statement is also included as part of the registration statement on Form 10, as amended, filed by Embarq with the Securities and Exchange Commission in connection with the transaction and is available at the Commission’s website at http://www.sec.gov.

Stockholders with inquiries should contact:

Sprint Nextel Corporation

P.O. Box 7997

Shawnee Mission, KS 66207-0997

Attention: Shareholder Relations

(800)-259-3755

Email: shareholder.sprintcom@sprint.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release includes forward-looking statements, which are subject to risks and uncertainties. The words “expect,” “intend,” “will,” “may” and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Sprint Nextel nor Embarq undertakes any obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, (1) the underlying assumptions and expectations related to the spin-off of Embarq proving to be inaccurate or unrealized, including, among other things, the likelihood of and expected timing for completion of the spin-off, the expected date the shares of Sprint Nextel and Embarq will trade as separate issues, the timing and development of a “when issued” trading market for Embarq common stock, the timing of the mailing of the information statement to Sprint Nextel stockholders, and (2) the timing of the New York Stock Exchange’s approval for listing of the Embarq common stock. Additional factors related to these and other expectations are detailed in the registration statement on Form 10, as amended, filed by Embarq with the Securities and Exchange Commission.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of communications services bringing mobility to consumer, business and government customers. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks offering industry leading mobile data services; instant national and international walkie-talkie capabilities; and an award-winning and global Tier 1 Internet backbone. For more information, visit www.sprint.com.

About EMBARQ

Following its spin-off from Sprint Nextel, EMBARQ will provide a suite of communications services, consisting of local and long distance voice and data services, including high-speed Internet access to consumer, business and wholesale customers. Embarq will also provide wireless, entertainment, logistics and other communications-related services and equipment. The company is expected to be a NYSE-listed company with approximately $6.3 billion in annual revenues, rank among the Fortune 500 and serve as the fifth largest local communications company in the United States based on the company’s 7.35 million access lines as of December 31, 2005. The company expects to have approximately 20,000 employees at the time of the spin-off from Sprint Nextel.

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